Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-223306 and No. 333-219545 on Form S-3 of Aqua America, Inc., of our report dated March 29, 2019 related to the consolidated financial statements of LDC Funding LLC and its subsidiaries as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 appearing in this Current Report on Form 8-K/A of Aqua America, Inc.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

April 15, 2019